                                                                                                                 Exhibit 23

                             CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8
(Numbers 33-36798, 33-53685, 33-54197, 333-56683 and 333-57221), on Form S-3 (Number 33-58810)
of Potomac Electric Power Company and on Form S-4 (Number 333-57042) of New RC, Inc. of our
report dated January 18, 2002 relating to the financial statements of Potomac Electric Power
Company which appears in the Current Report on Form 8-K of Potomac Electric Power
Company dated January 25, 2002.

Very truly yours,

PricewaterhouseCoopers LLP
Washington, D.C.
January 25, 2002